UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2006

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2006, Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation") and Matthew A. Ouimet reached an agreement (the "Agreement") pursuant to which Mr. Ouimet will serve as President, Hotel Group of the Corporation. Certain information relating to Mr. Ouimet is set forth in Item 5.02 below.

The Agreement has an initial term through March 1, 2010, with automatic one year renewals commencing on such date, unless either party provides the other with at least six months prior written notice that the term shall not be extended. Under the agreement, Mr. Ouimet’s annual base salary is $700,000 and he will be eligible to receive a target bonus of 100% of base salary. For 2006, Mr. Ouimet will be eligible to receive the full target bonus.

The Agreement provides for the granting of the following equity awards: (1) on or about August 1, 2006 (ie, the commencement of his employment with the Corporation), restricted stock units having a fair market value of $705,000, (2) on or about August 1, 2006, equity awards having a annualized value of $2,500,000 (pro rated for the year), comprised of 50% in value in restricted stock units and 50% in value in options, and (3) for the annual grant in 2007, equity awards having a value of $2,500,000, comprised of restricted stock units and/or options in the same proportion of grants made to other senior executives of the Corporation. The restricted stock units awarded will vest in full on the third anniversary of their award, provided that the units described in (1) above shall be subject to accelerated vesting if Mr. Ouimet’s employment in terminated by the Corporation without cause or by Mr. Ouimet for good reason. The exercise price for the options will be the fair market value of the Corporation’s common stock on the date of grant and the options shall become exercisable as to one fourth of the number of shares subject thereto on each anniversary of the date of grant.

The Agreement provides that Mr. Ouimet is entitled to participate in certain benefit plans of the Corporation as well as to receive certain travel and other benefits in connection with his services to the Corporation. The Agreement also provides that Mr. Ouimet will relocate to the vicinity of the Corporation’s headquarters in New York/Connecticut by December 31, 2007 and that he will be entitled to up to $1,500,000 in reimbursement for travel to and from his California home for the first 12 months of his employment. The Corporation will also provide Mr. Ouimet with relocation benefits associated with the sale of his home in California. If Mr. Ouimet elects to defer the sale of his home for up to one year, the Corporation will reimburse Mr. Ouimet up to $100,000 if the appraised value of his home after the deferral is less than the initial appraised value of his home done as soon as practicable following the commencement of his employment. Mr. Ouimet will also be entitled to a tax gross up for these reimbursements.

If Mr. Ouimet’s employment is terminated by the Corporation other than for cause or by Mr. Ouimet for good reason during the first two years of employment, the Corporation shall pay Mr. Ouimet as a severance benefit base salary and target bonus through July 31, 2009 and provide welfare benefits for that term. If Mr. Ouimet’s employment is terminated by the Corporation other than for cause or by Mr. Ouimet for good reason after the first two years of employment, the Corporation shall pay Mr. Ouimet as a severance benefit (i) his base salary for 12 months, (ii) his target bonus for one year and (iii) 50% of his target bonus pro rated for the number of days elapsed in the calendar year to the date of termination.

The offer letter to Mr. Ouimet is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 above is incorporated herein by reference.

Mr. Ouimet, 48, spent 17 years at The Walt Disney Company, most recently serving as President of the Disneyland Resort. Mr. Ouimet joined The Walt Disney Company in 1989 and began his career there in a variety of finance and business development roles. During his tenure with Disney, Mr. Ouimet served as Executive General Manager of Disney's Vacation Club; President of Disney's Cruise Line and, of course, most recently President of the Disneyland Resort, where he oversaw two theme parks and three hotels with 20,000 employees.

Item 7.01 Regulation FD Disclosure.

On July 25, 2006, the Corporation announced the appointment of Matthew A. Ouimet, as President, Hotel Group. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Offer Letter from the Corporation to Matthew A. Ouimet.

99.1 Press release dated July 25, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

July 31, 2006	By:	Jared T. Finkelstein

Name: Jared T. Finkelstein
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Offer Letter from the Corporation to Matthew A. Ouimet.
99.1	Press release dated July 25, 2006.